Amended and Restated Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

Section  1 – Purpose of the Plan

1.01
Flagstone Reinsurance Holdings Limited (the “Company”) adopted this Amended and Restated Flagstone Reinsurance Holdings Limited Employee Restricted Share Unit Plan (the “Plan”), effective as of July 20th 2007 for the benefit of the Directors, officers, and Employees of the Company.  The purpose of the Plan is to promote a proprietary interest in the Company and its Subsidiaries among its Directors, officers, and employees; encourage the Directors, officers, and Employees of the Company to further the development of the Company; and to attract and retain the key employees necessary for the Company’s long-term success.  This Plan amends and restates in its entirety the Flagstone Reinsurance Holdings Limited Employee Restricted Share Unit Plan adopted on July 1, 2006 and amended in November, 2007.

Section 2 – Definitions

2.01
General – Whenever the following terms are used in the Plan with the first letter capitalized, they shall have the meanings specified below unless the context clearly indicates to the contrary or as provided under Section 7 of the Plan.

2.02	“Account” of a Participant means his or her individual account, if any, or the account of a Director’s employer, as established in accordance with Section 6.

2.03	“Beneficiary” means the person or persons designated by a Participant, on a form provided by the Plan Administrator, to receive payments under the Plan in the event of the Participant’s death.

2.04	“Board” means Board of Directors of the Company.

2.05
“Cause” shall mean (a) a material breach by a Participant of any contract between the Participant and the Company or a Subsidiary; (b) the willful and continued failure or refusal by the Participant to perform any duties reasonably required by the Company or a Subsidiary, after notification by the Company or the Subsidiary of such failure or refusal, and failure to correct such behaviour within 20 days of such notification; (c) commission by the Participant of a criminal offence or other offence of moral turpitude; (d) perpetration by the Participant of a dishonest act or common law fraud against the Company or a Subsidiary or a client of either; or (e) the Participant willfully engaging in misconduct which is materially injurious to the Company or a Subsidiary, including without limitation, the disclosure of any trade secrets, financial models, or computer software to persons outside the Company or a Subsidiary without the consent of the Company or a Subsidiary.

2.07	“Compensation Committee” means the Compensation Committee of the Board of Directors of the Company.

2.08	“Common Stock” means common shares of the Company.

2.09	“Company” means Flagstone Reinsurance Holdings Limited.

2.10	“Director” means a member of the board of directors of the Company or its Subsidiaries.

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

2.11
“Disability” means a condition by which the Compensation Committee has determined that the physical or mental condition of the Participant is such as would entitle him to receive payment of monthly benefits under any disability plan of the Company or a Subsidiary in which the individual participates.

2.12	“Employee” means an employee of the Company or its Subsidiaries.

2.13	“Grant Certificate” means a certificate evidencing the credit of or grant to a Participant of a Restricted Share Unit under the Plan (sample attached as Appendix 5).

2.14
“Inter Vivos Designee” means any person or body of persons corporate or unincorporate, association, trust, partnership or similar entity or arrangement designated by a Participant, on a form provided by the Plan Administrator, to hold such RSUs granted to the Participant under the Plan and receive payments under the Plan during the life of the Participant.

2.15
“Participant” means any Employee, officer, or Director, except for Management Directors, of the Company or its Subsidiaries who (1) are eligible for RSU credits or grants under the Plan and (2) the Compensation Committee decides pursuant to its authority under Section 3.01 of the Plan to grant or credit an RSU award.

2.16	“Plan” means the Flagstone Reinsurance Holdings Limited Employee Restricted Share Unit Plan, as it may be amended from time to time.

2.17	“Plan Administrator” means the Compensation Committee, or the person or persons appointed by the Compensation Committee to serve under Section 4 of the Plan.

2.18
“Restricted Share Unit” (or “RSU”) means a right to receive a payment, in cash or in actual Common Stock of the Company, of the value of Common Stock of the Company, subject to the terms of this Plan and the respective Grant Certificate.

2.19	“Subsidiary” means a subsidiary of the Company.

Section 3 – Awards Subject to the Plan

3.01
Under the Plan, the Compensation Committee, in its sole discretion, may grant RSUs to Participants or credit RSUs to Directors’ Accounts.  The total stock credits or grants under the Plan shall not exceed (a) that amount required to satisfy the Director requests for fees to be paid in shares, plus (b) 0.2 percent of the total issued and outstanding share capital of the Company per annum or as decided by the Compensation Committee.  To the extent that any RSU granted or credited under the Plan expires, terminates, or is cancelled, such unissued stock credits or grants shall again be available for grant or credit under the Plan.

3.02
The RSUs will normally be settled by delivery of Common Stock, but can be settled to the Participant on distribution in cash, by issuance of shares of Common Stock, or partly in cash and partly by issuance of shares of Common Stock as determined by the Compensation Committee; provided that Participants who are UK domiciled for tax purposes may only receive distributions by issuance of shares of Common Stock.

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

3.03
The amount of cash, if any, to be paid in lieu of issuance of shares of Common Stock under the Plan shall be determined based on the net book value per share of Common Stock (or market value, if the Company’s shares are freely tradable on an exchange) as of the date on which a Participant becomes entitled to payment, whether or not such payment is deferred.

Section 4 – Administration

4.01
The Plan shall be administered by the Compensation Committee, and the Compensation Committee shall have the sole authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan (including this Plan document), and to make any other determinations that it believes necessary or advisable for the administration of the Plan.  All of the powers and responsibilities of the Compensation Committee under the Plan may be delegated by the Compensation Committee, in writing, to any Compensation Subcommittee or appropriate Company personnel thereof.  The Board of Directors or the Shareholders of the Company can overrule the Compensation Committee.

Section 5 – Participation

5.01
The Management Committee of the Company will recommend, and the Compensation Committee will approve, the Participants in the Plan.  Participation in the Plan will be limited to officers, Employees, and Directors (excluding Management Directors) of the Company or its Subsidiaries.  Participants in the Plan may also participate in the Flagstone Reinsurance Holdings Limited Performance Share Unit Plan (the “PSU Plan”) sponsored by the Company, however such persons shall not be eligible to receive grants of RSUs and Performance Share Units in the same calendar year.  In addition, participation in the Plan shall be limited only to those individuals who are approved by the Compensation Committee and whose participation in the Plan is evidenced by a Grant Certificate executed by the Company.

Section 6 – Terms of the Grant or Credit of RSUs

6.01
The Compensation Committee may grant RSUs to a Participant pursuant to the Plan.  In addition, a Director of the Company may elect to substitute all or a percentage of his/her compensation for services performed for the Company with RSUs issued under the Plan, such amount to be credited to his/her Account as RSUs. A Director who serves on the Board on behalf of his/her employer may stipulate that amounts be credited to such employer’s Account as RSUs.  Grants or credits of RSUs shall be evidenced by a Grant Certificate in such form as the Compensation Committee shall from time to time approve.

6.02
A Director who is a Participant in the Plan shall elect no later than December 31 of the year prior to the year with respect to which the compensation is earned (or for the first year of the Plan, no later than the last day of the month prior to the Plan’s effective date), the dollar amount or percentage of compensation for such year to be converted into RSUs and credited to his/her Account pursuant to the written terms of the Plan and the Grant Certificate.

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

6.03	Upon a grant or credit of an award of RSUs under the Plan, as applicable, a Participant’s Account shall be credited with the amount of such grant or credit.

6.04
Actual shares of Company Common Stock or cash (as determined by the Committee), equal in amount to the number of RSUs that have vested, will be distributed to the Participant upon the earlier of the following: (a) separation from service other than for cause, (b) satisfaction of the applicable vesting period(s), (c) a specific date, or (d) such other time as the Committee may in its sole discretion determine (collectively, the “Distribution Dates”).  The Company shall deliver the shares of Common Stock of the Company and/or cash to the Participant as soon as administratively feasible after the identified date of distribution.

6.05	Grants of RSUs under the Plan will normally fully vest on the date that is specified in the applicable Grant Certificate, subject to the following:

6.05.1	Upon a Participant’s death or Disability, he/she shall become fully vested in all RSUs that have been credited or granted under the Plan.

6.05.2
Except as otherwise provided herein, the unvested RSU’s of Participants who are Employees or Officers shall be canceled upon notice of termination from the Employer to the Employee or the notice of resignation of the Employee.

6.05.3
Notwithstanding 6.06.2, at the discretion of the Compensation Committee, vesting of RSUs that are granted under the Plan may continue for Employees who separate from service with the Company after at least five years’ service.

6.05.4 –	If an Employee is terminated for Cause all of his RSU’s will be automatically canceled.

6.05.5
The RSU’s of a Director shall normally vest on the date noted on the Grant Certificate, unless accelerated under 6.04.1, and regardless of whether that Director continues to serve. The Compensation Committee can cancel the RSU’s of a Director, whether vested or not, if that director engages in action deemed to be materially hostile to the interests of the Company, as judged by the Board of Directors.

6.05.6	The Compensation Committee may, in its sole discretion, accelerate the vesting of any RSUs credited or granted under the Plan at any time.

6.06
RSUs and the rights and privileges conferred therewith shall not be sold, transferred, encumbered, hypothecated, or otherwise anticipated by the Participant, except as provided for under the terms of the Plan.  This Award is not liable for or subject to, in whole or in part, the debts, contracts, liabilities, or torts of the Participant, nor shall it be subject to garnishment, attachment, execution, levy, or other legal or equitable process.

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

Section 7 – Special Provisions

7.01
The Plan has special provisions which apply variously to citizens, residents, domiciliaries, of certain countries, or employees of Company subsidiaries located in certain countries. These provisions form part of this Plan and are attached as Appendix 4.

7.02
The Company may extend or amend Appendix 4 from time to time in order to accommodate the development of the Company in new countries, to maintain the most tax-favorable status available in various countries under the applicable laws and further modifications/amendments carried out from time to time. Such technical amendments require the approval of the Management Compensation Committee of the Company, and the Chairman of the Compensation Committee.

Section 8 – Taxation
8.01 –
Participants shall be responsible for all individual tax consequences of the RSU grants under the Plan.  Where feasible, the Plan will be interpreted and administered to provide favorable tax treatment to the Participant, subject to the compliance with the applicable laws of their respective jurisdiction.

8.02 -
The Company reserves the right to withhold shares or deduct from the Participant payroll any taxes or social benefit costs to the Participant or the Company associated with the vesting or fulfillment of the RSUs.

Section 9 – Designation of Beneficiary

9.01
A Participant, by filing the prescribed form (the “Beneficiary Designation Form”, sample attached as Appendix 2) with the Plan Administrator, or such other person as the Plan Administrator may designate from time to time, may designate one or more Beneficiaries and successor Beneficiaries who shall be given the rights to the RSUs in accordance with the terms of the Plan in the event of the Participant’s death.  A Participant may change the designation of a Beneficiary at any time by completing a new Beneficiary Designation Form that shall revoke and supersede all earlier forms.  In the event a Participant does not file a Beneficiary Designation Form designating one or more Beneficiaries, or no designated Beneficiary survives the Participant, the RSUs shall be given to the individual to whom such right passes by will or the laws of descent and distribution and/or succession.

9.02
A Participant, by filing the prescribed form (the “Inter Vivos Designee Form”, sample attached as Appendix 1) with the Plan Administrator, or such other person as the Plan Administrator may designate from time to time, may designate one or more Inter Vivos Designees and successor Inter Vivos Designees who shall be given the rights to all past, present and future grants or series of RSUs, or to one or more specific grants or series of RSUs, designated within the Inter Vivos Designee Form during the life of the Participant and in accordance with the terms of the Plan.  A Participant may change the designation of any Inter Vivos Designee by completing a new Inter Vivos Designation Form that shall revoke and supersede all earlier forms. In the event a Participant does not file an Inter Vivos Designation Form designating one or more Inter Vivos Designees, or no Inter Vivos Designee survives the Participant, the RSUs and any payment of shares in place of cash shall be given to the Participant.

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

 Section 10 – Expenses of the Plan

10.01      Costs of administration of the Plan will be paid by the Company.

Section 11 – Claims Procedure

11.01
In general, any claim for benefits under the Plan shall be filed by the Participant or beneficiary (“claimant”) on the form prescribed for such purpose with the Plan Administrator.  If a claim for benefits under the Plan is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Plan Administrator within a reasonable period of time after receipt of the claim by the Plan Administrator.  A Participant who is denied a claim for benefits may appeal to the Compensation Committee for a review of the Plan Administrator’s decision.  The decision of the Compensation Committee shall be furnished to the Participant within a reasonable period of receipt of the request for review and the decision of the Compensation Committee shall be final and binding to the Participant.

Section 12 – Termination or Amendment of the Plan

12.01
The Plan may be amended in whole or in part from time to time, or may be terminated, by the Board in accordance with the bye-laws of the Company, provided that in event of such amendment or termination, the rights of the Participants related to an RSU that have been granted under the Plan shall be preserved and maintained and no amendment may confer additional benefits upon Participants without prior approval by the Board.  Notice of any amendment or termination of the Plan shall be given in writing to the Participant.

Section 13 –Term of the Plan

13.01	The Plan shall become effective on the date it is adopted by the Company and shall continue in effect as amended from time to time until terminated pursuant to Section 12.

Section 14 – Rights as a Stockholder

14.01
No Participant shall have any rights (including voting or dividend rights) as a shareholder of the Company with respect to any Common Stock covered by, or related to, any RSU granted or credited pursuant to the Plan until the date of the delivery of a stock certificate with respect to such Common Stock.

Section 15  – Anti-Dilution and Other Adjustments

15.01
In the event of any change in the issued and outstanding shares of Common Stock of the Company by reason of any share split, share dividend, recapitalization, merger, consolidation, reorganization, amalgamation, combination or exchange of shares of Common Stock or other similar event, and if the Compensation Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of shares of Common Stock of the Company that may be issued pursuant to RSUs under the Plan pursuant to paragraph 6, then such adjustment shall be made by the Compensation Committee and shall be conclusive and binding for all purposes of the Plan.

15.02 -
Upon the declaration by the Board of Directors of the Company of a dividend in specie or in kind in favor of the holders of Common Shares in the Company, the Compensation Committee shall determine, in its sole discretion, if such dividend equitably requires an adjustment in the number or kind of RSUs that may be issued to a Participant under the Plan in lieu of a dividend payment.

Section 16 – Miscellaneous

16.01
If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

16.02
Except by will or the laws of descent and distribution and/or succession, a Participant’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of Participant’s  death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability or such Participant; provided that Directors shall be permitted to assign their rights under the Plan to their employer or an affiliate of their employer, as approved by the Compensation Committee.

16.03
Except to the extent specifically set forth in the Grant Certificate, the Participant’s rights under the Plan shall be governed in all aspects by the terms of the Plan, including the provisions that authorize the Plan Administrator to administer and interpret the Plan and that provide that the Plan Administrator’s decisions, determinations, and interpretations with respect to the Plan are final and conclusive on all persons affected hereby.  Additionally, This Plan shall be construed in accordance with, and governed by the laws of the Bermuda.

16.04
Nothing in this Plan, nor any action taken pursuant to this Plan, shall be deemed to give any Participant any right to remain in the employ of the Company or affect the right of the Company to terminate a Participant’s employment at any time, with or without Cause.

*           *           *           *           *

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

As evidence of its adoption of the Plan, Flagstone Reinsurance Holdings Limited has caused this instrument to be signed by its officer of representative duly authorized on this 20th day of July, 2007.

FLAGSTONE REINSURANCE HOLDINGS LIMITED,
By:

Title:

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

APPENDIX 1

Inter Vivos Designee Form

To:  The Plan Administrator of the Flagstone Reinsurance Holdings Limited Employee Restricted Share Unit Plan

From:  __________________________________________

*           *           *           *           *

Pursuant to Section 9 of the Flagstone Reinsurance Holdings Limited Employee Restricted Share Unit Plan (the “Plan”), I hereby designate the following person(s) as inter vivos designee(ies) who during my life shall be entitled to receive amounts under the Plan and respective Grant Certificate:

Primary Inter Vivos Designee Name: __________________________________________

Secondary Inter Vivos Designee Name:  ________________________________________

Grant Certificates to which this designation applies:

(i)	Series/Year(s) _____________________

or,

(ii)	All Grants after: / / _______________
       Day    Month       Year

In making the above designation, I reserve the right to revoke this designation or change the inter vivos designee(ies) designated at any time or times and without the consent of any other person.

This designation cancels and supersedes any inter vivos designation previously made with respect to this Plan and respective Grant Certificate.

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

Signed:

______________________________
Participant

______________________________
Date

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

APPENDIX 2

Beneficiary Designation Form

To:  The Plan Administrator of the Flagstone Reinsurance Holdings Limited Employee Restricted Share Unit Plan

From:  __________________________________________

*           *           *           *           *

Pursuant to Section 9 of the Flagstone Reinsurance Holdings Limited Employee Restricted Share Unit Plan (the “Plan”), I hereby designate the following person(s) as beneficiar(ies) who on my death shall be entitled to receive amounts under the Plan and respective Grant Certificate:

Primary Beneficiary Name: __________________________________________

Secondary Beneficiary Name:  ________________________________________

In making the above designation, I reserve the right to revoke this beneficiary designation or change the beneficiar(ies) designated at any time or times and without the consent of any beneficiary.

This beneficiary designation cancels and supersedes any beneficiary designation previously made with respect to this Plan and respective Grant Certificate.

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

Signed:

______________________________
Participant

______________________________
Date

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

APPENDIX 3

Director Participant Election and Account Designation Form

To:  The Plan Administrator of the Flagstone Reinsurance Holdings Limited Employee Restricted Share Unit Plan

From:  __________________________________________

*           *           *           *           *

Amount of Compensation Deferred

I hereby elect to have the following amounts of compensation for services performed for the Company for the 20___ year converted into RSUs.

________%  or $________

Distribution Date(s)

_________                      Separation from service

_________                      A date certain (please specify date: __________________)

Employer Account Designation (for Directors providing services on behalf of their Employer)

Pursuant to Section 6.01 of the Flagstone Reinsurance Holdings Limited Employee Restricted Share Unit Plan (the “Plan”), I hereby designate the following as my employer on whose behalf I provide services to the Board of Directors, and to whose account RSUs shall be credited:

Employer Account Name: __________________________________________

Signed:

______________________________
Director Participant

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

______________________________
Date

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

APPENDIX 4

 Special Provisions for citizens or residents of certain countries

United States Provisions

Coverage: These provisions apply to Participants to whom Section 409A of the United States Internal Revenue Code of 1986 (as amended from time to time)(“the Code”) applies.

Provisions:
1.   Each grant and credit of RSUs shall comply with the minimum requirements of Code Section 409A,

2.  Any action that may be taken (and, to the extent possible, any action actually taken) by the Company or the Participant shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A.

3.  The definitions contained within this Plan and the respective Grant Certificate shall be interpreted and construed to comply with the minimum requirements of Section 409A.

Canada Provisions

Coverage: These provisions apply to Participants who are tax resident in Canada.

Provisions: Distributions to Participants to whom this section applies shall be made only upon the respective Participant’s separation from service or retirement from the Company or its Subsidiary, and shall me made within one year of such separation or retirement..

India Provisions

Coverage: These provisions apply to Participants who are employees of West End Capital Management BPO Services (India) Pvt. Ltd., or any other Subsidiary of the Company incorporated and existing under the laws of India (“Indian Subsidiary) (collectively, “Indian Participants”)

Provisions: the following provisions shall apply with respect to any RSUs granted prior to a public offering of the capital stock of the Company/Indian Subsidiary, and only to the extent required by applicable law:

1.
The aggregate number of RSUs which may be granted to Indian Participants under this Plan shall not exceed 300,000 or as decided by the Compensation Committee, and subject to the provisions of Section 3.01 hereof. RSU credits or grants subject to increase in accordance with the terms of the plan pursuant to the approval received from the Board of Directors/Shareholders of the Company

2.	The RSUs will be actually paid to the Indian Participants in accordance with the Section 3.02 and 3.03 of the Plan.

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

3.
The approval of the Board of the Company to the Plan was accorded on 16 June 2006. The assent of the Board of the Company, approving the adoption of the Plan including this Appendix, for the Indian Subsidiary was accorded on 16 June 2006.  The assent of the board of directors of the Indian Subsidiary approving the adoption of the Plan including this Appendix, for the Indian Subsidiary was accorded on [___].

4.
Participation in the Plan and the grant of Awards shall be awarded to such Indian Participant providing bona fide services to or for, one or more Indian Subsidiary as may be selected by the Board or such Compensation Committee as designated by the Board, in consultation with the board of directors of the Indian Subsidiary, from time to time.  The Board may also grant RSUs to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for an Indian Subsidiary, provided that such RSUs shall not become vested or exercisable prior to the date the individual first commences performance of such services.  Provided, however, that an Employee who is a Promoter or belongs to the Promoter Group or a director who either by himself or through his relative or through any body corporate, directly or indirectly holds more than 10% of the outstanding shall not be eligible to participate in the Plan

5.	For purposes of the above paragraph (4)

a.	“Promoter” means –
i.	the person or persons who are in over-all control of the Indian Subsidiary;
ii.	the person or persons who are instrumental in the formation of the Indian Subsidiary or programme pursuant to which shares of the Indian Subsidiary may be offered to the public;
iii.
the person or persons who are named in the offer document (inviting subscription from the public to the shares of the Indian Subsidiary) as promoter(s), in the event the Indian Subsidiary decided to offer shares to the public.

Provided that a director or officer of the Indian Subsidiary, if he is acting as such only in his professional capacity, will not be deemed to be a Promoter, and that where a Promoter of the Indian Subsidiary is a body corporate, the promoter of that body corporate shall also be deemed to be a Promoter of the Indian Subsidiary.

b.	“Promoter Group” means:
i.	an immediate relative of the Promoter (i.e. spouse of that person, or any parent, brother, sister or child of the person or of the spouse); and,
ii.
persons whose shareholding is aggregated for the purpose of disclosing in the offer document (inviting subscription from the public to the shares of the Indian Subsidiary) "shareholding of the promoter group"

c.	“Relative” means immediate relative namely spouse, parent, brother, sister or child of the person or the spouse.

6.	All defined terms that are not otherwise defined under this Appendix shall have the meaning attributed to them under the provisions of the Plan.

7.	Except to the extent as set forth in this Appendix and where not contrary to the meaning or intention herein, the provisions of the Plan shall apply to the Indian Participants granted the RSU.

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

UK Provisions

Distributions to Participants who are UK [resident domiciled for tax purposes]  shall be made only in shares, notwithstanding the provisions Section 3.02, above.

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

APPENDIX 5

Sample RSU Grant Certificate

This CERTIFICATE, effective as of the ____________ day of ____________, 20___ (the "Award Date"), certifies that Flagstone Reinsurance Holdings Limited (the “Company”) has awarded to ________________________ (the “Participant”) Restricted Share Units (“RSUs”) in the amounts and on the terms set forth below, subject to and in accordance with the Flagstone Reinsurance Holdings Limited Restricted Share Unit Plan, dated [●] (“the RSU Plan”).

The Company awards to the Participant on the Award Date an amount of RSUs as follows:

RSU Holder	«Column1»

Restricted Share Units	«Column2»

RSU Series	[●]

Grant Date	[●]

Vesting Date
[Normal Vesting: Grants of these RSUs under the Plan will fully vest on the date that is two years after the Grant Date immediately above, except as may be modified by section by the terms of the RSU Plan, and in particular section [6.05].
    -or-
[The Participant is a Director and is fully and immediately vested in RSUs that are credited to his/her Account under the Plan.]

Upon occurrence of a Distribution Date, the shares of Company Common Stock or cash (as determined solely by the Compensation Committee of the Board of Directors of the Company) shall be payable to the Participant and shall be delivered to the Participant as soon as administratively feasible.

This RSU grant is subject to the terms and conditions described in the RSU Plan, as such plan may be properly amended from time to time.  The terms of the RSU Plan are incorporated herein, and capitalized words, if not defined herein, shall be given the same meaning as under the terms of the Plan, unless the context requires a different meaning.

This RSU grant is not transferable, and will lapse upon the occasion of an assignment, charge, disposal or other dealing with the rights conveyed by it in any other circumstances.

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

______________________________
Signed
Mark Byrne, Chairman

Flagstone Reinsurance Holdings Limited
Employee Restricted Share Unit Plan

DOCUMENT  REVISION HISTORY

Amendment	Date	Summary of Changes	Section	Approved by
Amendment 1	1/7/06	Amended and Restated	Various	Board of Directors
Amendment 2	11/9/06	Section 5 clarified	5.01	Board of Directors
Amendment 3	16/11/06	Amended & Restated	Various	Shareholders
Amendment 4	20/7/07	Amended & Restated	Various	Board of Directors
Amendment 5	15/5/08	Language added regarding notification procedure of beneficiary or Designee and ability for such Designations to retroactively effect prior RSU grants	9	Board of Directors